   As filed with the Securities and Exchange Commission on August 28, 1995.

                                                 Registration No. 33-___________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT Under THE SECURITIES ACT OF 1933


                                XETA CORPORATION
             (Exact name of registrant as specified in its charter)

OKLAHOMA                                                    73-1130045
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

                         4500 South Garnett, Suite 1000
                             Tulsa, Oklahoma 74146
              (Address of Principal Executive Offices) (Zip Code)

 (1) XETA Corporation Employee Stock Option Plan
 (2) Stock Option Agreement between XETA Corporation and Ron B. Barber
 (3) Stock Option Agreement between XETA Corporation and James E. Beebe
 (4) Stock Option Agreement between XETA Corporation and Donald Duke
 (5) Stock Option Agreement between XETA Corporation and Robert Hisrich
 (6) Stock Option Agreement between XETA Corporation and Jack R. Ingram
 (7) Stock Option Agreement between XETA Corporation and Donald E. Reigel
 (8) Stock Option Agreement between XETA Corporation and Darlene Schriner
 (9) Stock Option Agreement between XETA Corporation and Ronald L. Siegenthaler
                           (Full title of each plan)

                                 JACK R. INGRAM
                                   President
                                XETA Corporation
                         4500 South Garnett, Suite 1000
                             Tulsa, Oklahoma 74146
                    (Name and address of agent for service)

                                 (918) 664-8200
         (Telephone number, including area code, of agent for service)

                          ____________________________

                                   Copies to:

                                 Barber & Bartz
                          Attn:  Nancy C. Jones, Esq.
                       110 West Seventh Street, Suite 200
                             Tulsa, Oklahoma 74119


                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                          Amount           Proposed Maximum         Proposed Maximum          Amount of
 Title of Securities      to be            Offering Price           Aggregate Offering        Registration
 to be Registered         Registered       Per Share(1)             Price(1)                  Fee
-----------------------------------------------------------------------------------------------------------------
 Common Stock             813,000          $1.375                   $1,118,153.00             $385.57
 ($.10 par value)         shares
=================================================================================================================

(1) Pursuant to Rule 457(h), the maximum aggregate offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the price at which the options may be exercised for those shares for which the exercise price is known, and on the basis of the average of the high and low prices of the Registrant's common stock in the NASDAQ consolidated reporting system on August 23, 1995, which was $5.09375 for those shares for which the exercise price is unknown.



THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE WITH RULE 462 UNDER THE SECURITIES ACT OF 1933.

================================================================================

            Sequentially numbered original consisting of 10 pages.
                       Exhibit Index appears at page 6.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.          PLAN INFORMATION.*

ITEM 2.          REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents, which have been filed by XETA Corporation, an Oklahoma corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration Statement:

                 (1) Annual Report of the Company on Form 10-KSB for the fiscal year ended October 31, 1994, filed with the Commission on January 30, 1995.

                 (2) Quarterly Report of the Company on Form 10-QSB for the quarter ended January 31, 1995, filed with the Commission on March 17, 1995.

                 (3) Quarterly Report for the Company on Form 10-QSB for the quarter ended April 30, 1995 filed with the Commission on June 9, 1995.

                 (4) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on September 21, 1987.

                 In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.          DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 The legality of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by the firm of Barber & Bartz, a Professional Corporation, which serves as general counsel to the Company. Ron B. Barber, senior shareholder of the firm, is a director of the Company and beneficially owns approximately two percent of the

Company's Common Stock, including options to purchase 30,000 shares which are presently exercisable and included in the shares being registered hereby.


ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 The Oklahoma General Corporation Act (the "OGCA") and the Company's Bylaws each contain provisions for indemnification of officers and directors of the Company against liability incurred by them under certain circumstances in their capacities as officers and directors of the Company.

                 The OGCA and the Company's Bylaws provide for indemnification of its officers and directors against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense of any threatened, pending or completed legal proceeding in which the officer or director is a party or threatened to be made a party by reason of the fact that he is or was a director or officer of the Company, if he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise. The foregoing right to indemnity is not exclusive of any other right to indemnity which a director or officer may be entitled under any other agreement or by vote of the Company's shareholders, directors, or otherwise.

                 The XETA Corporation Employee Stock Option Plan also provides for indemnification of the members of the committee charged with administering the Plan. In addition, the Company maintains insurance to protect its officers and directors from certain liabilities.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8.          EXHIBITS.

                 The following exhibits are filed with this Registration Statement in accordance with Item 601 of Regulation S-B:

         Exhibit No.      Description
         ----------       -----------
         4.1              Articles of Incorporation, filed as Exhibits 3.1 and 3.2 to the Company's Registration
                          Statement filed with the Commission on Form S-1, Registration No. 33-7841, and incorporated herein by this reference.

         4.2              Bylaws of the Company, filed as Exhibit 3(ii) to the Company's Annual Report on Form 10-KSB for
                          the fiscal year ended October 31, 1994, filed with the Commission on January 30, 1995, and incorporated herein by this reference.

         5                Opinion of Barber & Bartz, a Professional Corporation.


         Exhibit No.      Description
         ----------       -----------
         15               Letter on unaudited interim financial information -- Not applicable.

         23.1             Consent of Barber & Bartz -- (See Exhibit 5 hereto).

         23.2             Consent of Arthur Andersen LLP.

         24               Power of Attorney -- See Page 4 hereto.

ITEM 9.          UNDERTAKINGS.

                 The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional material information on the plan of distribution or any material change to such information.

                 The undersigned registrant hereby further undertakes (i) that, for the purpose of determining liability under the Securities Act of 1933, as amended (the "Securities Act"), it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof; and (ii) to file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

                 The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling persons of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on August 24, 1995.

                         XETA CORPORATION


                         By:      /s/Jack R. Ingram
                                  -----------------------------------------
                                  Jack R. Ingram
                                  President and Chief Executive Officer


                         By:      /s/Robert B. Wagner
                                  -----------------------------------------
                                  Robert B. Wagner
                                  Vice President of Finance, Chief Financial
                                  Officer, Treasurer and Secretary


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack R. Ingram and Ronald L. Siegenthaler, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                 Signature                         Title                             Date
                 ---------                         -----                             ----
/s/Jack R. Ingram                          President, Chief
------------------------------------       Executive Officer and
         Jack R. Ingram                    Director                           August 24, 1995



/s/Robert B. Wagner                        Vice President of Finance,
------------------------------------       Chief Financial Officer,
         Robert B. Wagner                  Treasurer and Director             August 24, 1995




                 Signature                         Title                             Date
                 ---------                         -----                             ----
/s/Donald T. Duke                                  Director                          August 23, 1995
------------------------------------
         Donald T. Duke



/s/Ron B. Barber                                   Director                          August 22, 1995
------------------------------------
         Ron B. Barber



/s/Ronald L. Siegenthaler                          Director                          August 24, 1995
------------------------------------
         Ronald L. Siegenthaler




                               INDEX TO EXHIBITS

         Exhibit No.              Description
         ----------               -----------
           4.1            Articles of Incorporation, filed as Exhibits 3.1 and 3.2 to the Company's Registration
                          Statement filed with the Commission on Form S-1, Registration No. 33-7841, and incorporated herein by this reference.

           4.2            Bylaws of the Company, filed as Exhibit 3(ii) to the Company's Annual Report on Form 10-KSB for
                          the fiscal year ended October 31, 1994, filed with the Commission on January 30, 1995, and incorporated herein by this reference.

           5              Opinion of Barber & Bartz, a Professional Corporation.

           15             Letter on unaudited interim financial information -- Not applicable.

           23.1           Consent of Barber & Bartz -- (See Exhibit 5 hereto).

           23.2           Consent of Arthur Andersen LLP.

           24             Power of Attorney -- See Page 4 hereto.
